UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2012

OCTAGON 88 RESOURCES, INC.
Exact name of registrant as specified in its charter

Nevada	000-53560	26-2793743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Zeglistrasse 30, Englberg, Switzerland	6390
(Address of principal executive offices)	(Zip Code)

41-799-184471
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION  1. – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2012, Octagon 88 Resources, Inc. (the “Cormpany”) entered into a share purchase agreement with Zentrum Energie Trust AG (“Zentrum”).  Under the terms of the share purchase agreement the Company will acquire a total of 3,100,000 common shares in the capital stock of CEC North Star Energy Ltd. (“North Star”) from Zentrum which represents approximately 22 % of the issued and outstanding shares of North Star.

North Star is Calgary based with a fully equipped management team, comprised of experts in Engineering, Geology, Project Management and Oil and Gas accounting. Through a series of recent stock-based acquisitions, CEC North Star has built a significant and diversified portfolio of oil development properties in Northwestern Alberta, Canada. Its portfolio of assets contains conventional light sweet oil developments with proven reserves quick cash flow and unconventional long-term heavy oil assets with blue-sky potential of several billions of barrels exploration and developments.

Today, the Company owns 100% working interest in 2.560 acres P&NG leases 40° API sweet crude oil. North Star also owns a 100 percent working interest in 16,000 acres of conventional heavy oil leases will cold flow attributes. In addition CEC North Star owns 23,040 acres of oil sands leases targeting the Bluesky/Gething formation. The  Company announced also owns 30,080 acres targeting the Elkton/Debolt Carbonates – a long term large scale development project with planned SAGD or SV-SAGD recovery technology.

Under the terms of the share exchange agreement, the Company the  shares of North Star in exchange for the issuance of 14,000,000 restricted shares of the Company valued at $4.50 per share for a total acquisition cost of $63,000,000.

Further, the Company is required to reach an agreement with its controlling shareholder, Kenmore Interational S.A. for the return to the treasury of the Company of a total of 31, 942,000 restricted shares of common stock.

The Company has agreed to effect a forward split of its authorized and  issued and outstanding shares of common stock on the basis of three for one (3-1)  subsequent to the acquisition of North Star.

Zentrum shall have the right to appoint two directors to the Board of the Company subsequent to the Closing.

The transaction is expected to close on or before October 31, 2012.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officer

On October 11, 2012, Feliciano Tighe resigned as Chief Financial Officer of Octagon 88 Resources, Inc. (the “Company”).   Mr. Tighe did not resign due to any dispute or disagreement with the Company and remains Chief Executive Officer, President, Secretary and Treasurer and a Director of the Company.

Appointment of Officer

On October 12, 2012, the Board of Directors appointed Bryan Leonard Cook as Chief Financial Officer of the Company.

Bryan Leonard Cook - Chief Financial Officer – Age 57

Bryan Cook is the Chairman and founder of London Capital Private Equity Ltd. (“LCA”) since 1990 when he founded the company. LCA is a global financial support group, devoted to providing clients around the world with a range of services, catered towards cross-border transactions and access to markets overseas.  Its head office is located in London with an operational office in Switzerland and branches in Australia, China, Hong Kong, India, South Korea and Malaysia.

Mr. Cook has closely advised on the corporate and operational structure of many listed and unlisted companies. His early career was involved in both public service and major US and UK corporations in the accounting and treasury area. After which he has been primarily involved in company reconstruction and development cross borders. He is responsible for the development of LCA Globally. (www.londoncapital.biz). He is also Chairman of both the listed ABIL Holdings Ltd. (www.abilholdings.com) and the Investment company Sejong Investments PLC (www. sejonginvestments.com). In addition to a variety of other projects, he has been involved in AIM, Plus, NASDAQ and more than 13 Frankfurt Exchange Company listings.

Mr. Cook been instrumental in organizing fundraising efforts in Europe, Hong Kong, Saudi Arabia and Dubai. He has been responsible for Projects that have raised in excess of $AUD300 million over the last 2 decades.  He has more than 30 years of diverse international cross border experience in structuring and designing investments, fund raising, accounting, project development and project management, and has an extensive background in finance and corporations. His experience ranges from large enterprises to small enterprises and start-ups, and includes both publicly-traded and venture-funded organizations. This diverse cross border experience includes extensive overseas postings.

In addition to a variety of other projects, he has been involved in AIM, Plus, NASDAQ and Frankfurt Market listings. Prior to 1990, Bryan also served as Finance Director and Company Secretary for Australia Gilt Securities, as President of European Operations for Autocure Ltd, and as Commercial Director for Europac, a subsidiary of a Fortune 500 Company. He was a chief accountant at Xerox Australia and a senior analyst at Esso Australia (Exxon).

He was educated at Australia's University of Technology Sydney and graduated in 1976,  Deakin University where he graduated in 1978.   Mr. Cook is a Certified Practising Accountant ("CPA") with a Master in Arts in Leading Innovation and Change from York St. John University in the UK wich he received in 2012.

He is currently an officer and director of ABIL Holdings Ltd., Sejong Investments PLC and Global-M Group PLC all of which are reporting issuers listed on the Frankfurt Stock Exchange First Quotation Board.

Mr. Cook currently holds no other positions with the Company. There is no arrangement or understanding pursuant to which Mr. Cook was appointed as the Chief Financial Officer of the Company. Mr. Cook has no family relationships with any other executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers. There is no material plan, contract or arrangement (whether or not written) to which Mr. Cook is a party or in which he participates that is entered into or material amendment in connection with the Company’s appointment of Mr. Cook, or any grant or award to Mr. Cook or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Mr. Cook, save for the Company has agreed with Mr. Cook to issue incentive stock options when the Company institutes a stock option plan. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Acquisition Agreement between the Company and Zentrum Energie Trust AG dated October 15, 2012	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCTAGON 88 RESOURCES, INC.

Dated: October 15, 2012	By:	/s/ Feliciano Tighe
	Name:	Feliciano Tighe
`	Title:	Chief Executive Officer, President, Secretary, Treasurer, and Director